SECRETARY'S CERTIFICATE


         I, Robert L. Pratter, Secretary of PMA Capital Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, (the "Company") hereby certify that the following resolutions were adopted at the February 3, 1999 meeting of the Board of Directors:

         RESOLVED, that the execution by the officers of the Company, in the name and on behalf of the Company and as attorneys-in-fact for each of its officers and directors, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to an aggregate 850,000 shares (the "Shares") of Class A Common Stock of the Company available for issuance under the Plan, and the filing of the Registration Statement together with the exhibits thereto with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), are hereby approved, authorized and confirmed in all respects, with such changes therein and additions thereto as shall be approved by the officers of the Company executing the same, their approval to be evidenced conclusively by their execution thereof;

         FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to prepare, execute in the name and on behalf of the Company and as attorneys-in-fact for each of its officers and directors, procure all necessary signatures to, and file with the Commission any amendment(s) or post-effective amendment(s) to the Registration Statement deemed by them necessary or advisable to effect the registration under the Act of the Shares, their approval of any such amendment(s) or post-effective amendment(s) to be conclusively evidenced by their execution thereof; and the officers of the Company are hereby further authorized and directed to appear on behalf of the Company before the Commission in connection with any matter relating to the Registration Statement and any amendment(s) or post-effective amendment(s) thereto;

         FURTHER RESOLVED, that the execution and delivery by the officers and directors of the Company of a power-of-attorney appointing Francis W. McDonnell and Charles A. Brawley, III and each or either of them to be attorneys-in-fact and agents with full power of substitution and resubstitution, for each of such directors and officers and in their name, place and stead, in any and all capacities to sign the Registration Statement and any amendment(s) to the Registration Statement, including any post-effective amendment(s), to file the same with the Commission and to perform all other acts necessary in connection with any matter relating to the Registration Statement and any amendment(s) or post-effective amendment(s) thereto be, and it hereby is, approved, authorized and confirmed in all respects;

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation, this 15th day of April, 1999.


                                               /s/ Robert L. Pratter
                                              -----------------------------
                                               Robert L. Pratter, Secretary


(SEAL)